Exhibit 5.1

April 30, 2010

AspenBio Pharma, Inc. 1585 S. Perry Street Castle Rock, CO 80104
Re:	AspenBio Pharma, Inc., Registration Statement on Form S-3 (Registration Numbers 333-159249 and 333-166405)

Ladies and Gentlemen:

We have acted as counsel to AspenBio Pharma, Inc., a Colorado corporation (the “Company”), and are rendering this opinion in connection with a prospectus supplement, dated April 30, 2010 (the “Prospectus Supplement”), relating to Registration Statement on Form S-3 (File Nos. 333-159249 and 333-166405) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 2,409,639 shares of the Company’s Common Stock, no par value (the “Common Stock”), warrants to purchase 686,746 shares of Common Stock (the “Warrants”) and the shares of Common Stock issuable upon exercise of the Warrants (together with the Warrants and the Shares of Common Stock, the “Securities”).

The Shares are to be sold by the Company pursuant to a Placement Agent Agreement (the “Placement Agreement”) entered into by and between the Company and Lazard Capital Markets LLC (the “Placement Agent”), which has been filed as Exhibit 1.1 to the Company's Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus Supplement, (ii) the Placement Agreement, and (iii) the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

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AspenBio Pharma, Inc.
April 30, 2010

Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that (i) the Common Stock to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Placement Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock; (ii) the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) upon the exercise of the Warrants in accordance with their terms, any Common Stock to be issued upon the exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable.

We express no opinion as to the law of any jurisdiction other than the laws of the State of Colorado and the federal laws of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ballard Spahr LLP